CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 29, 2024, relating to the financial statements and financial highlights of ERShares Global Entrepreneurs, a series of EntrepreneurShares Series Trust, for the year ended June 30, 2024.

COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
October 27, 2025